Exhibit 23.02

CONSENT OF COUNSEL

We hereby consent to all references to our firm under the captions “Federal Income Tax Aspects” and “Certain Legal Matters” in this Post-Effective Amendment No. 3 to the Registration Statement (Reg. No. 333-162132), as filed with the United States Securities and Exchange Commission on or about April 30, 2012, and the related Prospectus of Superfund Green, L.P.

/s/ Sidley Austin LLP

April 30, 2012

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships